Exhibit 23.2               Consent of Malone & Bailey, PLLC
                           Independent Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Regarding this registration statement of Eagle Broadband, Inc., on Form
S-3, we consent to the reference of our firm under the caption Experts and the inclusion of our report dated December 5, 2003, (except as to Note 2 on which the date is July 27, 2004) relating to the consolidated financial statements, which appear in the Annual Report on Form10-K/A for the year ended August 31, 2003.


//s//Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas
August 10, 2004